Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-170451 and 333-217679 on Form S-8 of our report dated June 25, 2018, relating to the financial statements and financial statement schedule of Black Hills Corporation Retirement Savings Plan appearing in this Annual Report on Form 11-K of Black Hills Corporation Retirement Savings Plan for the year ended December 31, 2017.

/s/ DELOITTE & TOUCHE LLP
Minneapolis, Minnesota

June 25, 2018